Exhibit 99.5

FORM OF BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of Class A voting shares of Birks & Mayors Inc. (the “Company”).

With respect to any instructions to exercise (or not to exercise) non-transferable subscription rights (“Rights”), the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., Eastern Standard time, on [            ], 2012, the last business day prior to the scheduled expiration date of the Rights Offering of [            ], 2012 (which may be extended by the board of directors of the Company or a committee designated by the board of directors of the Company).

This will instruct you whether to exercise Rights to purchase the Company’s Class A voting shares distributed with respect to the Company’s Class A voting shares or Class B multiple voting shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of Birks & Mayors Inc. Rights Certificates.”

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for Class A voting shares.

Box 2. ☐ Please EXERCISE RIGHTS for Class A voting shares as set forth below.

The number of Rights for which the undersigned gives instructions for exercise under the Basic Subscription Privilege should not exceed the number of Rights that the undersigned is entitled to exercise.

	Number of Class A Voting Shares	Per Share Subscription Price (US$)			Payment (US$)
Basic Subscription Privilege:	x	$	[	] =	$ (Line 1)
Over-Subscription Privilege:	x	$	[	] =	$ (Line 2)
	Total Payment Required				$ (Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4.)

	Number of Class B Multiple Voting Shares	Per Share Subscription Price (US$)			Payment (US$)
Basic Subscription Privilege:	x	$	[	] =	$ (Line 1)
Over-Subscription Privilege:	x	$	[	] =	$ (Line 2)
	Total Payment Required				$ (Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4.)

Box 3. ☐ Payment in the following amount is enclosed US$            .

Box 4. ☐ Please deduct payment from the following account maintained by you as follows:

Type of Account:	Account No.

Amount to be deducted:	US$

Signature(s)

Print or type name(s) below

Date:            , 2012

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